ATLANTA CLEVELAND DAYTON WASHINGTON, D.C.
CINCINNATI COLUMBUS NEW YORK

February 25, 2011

Unified Series Trust
2960 North Meridian Street
Suite 300
Indianapolis, Indiana 46208

Re: Unified Series Trust, File Nos. 333-100654 and 811-21237

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 152 to the Unified Series Trust’s Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 163 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

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